SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2002

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.

         On January 22, 2002, AMB Property Corporation announced fourth quarter and full-year 2001 results as follows:

Highlights

•	Earnings per share for the fourth quarter was $0.30, a 7.1% increase over the fourth quarter 2000 EPS of $0.28; full year 2001 EPS was $1.47, an 8.9% increase over full year 2000 EPS of $1.35

•	Operating earnings per share for the fourth quarter was $0.34, flat from the fourth quarter 2000 Operating EPS of $0.34; full year 2001 Operating EPS was $1.10, a 17.3% decrease from full year 2000 Operating EPS of $1.33

•	Funds from Operations per share for the fourth quarter was $0.74, a 23.3% increase over the fourth quarter 2000 FFO of $0.60; full year 2001 FFO was $2.37, a 2.2% increase over full year 2000 FFO of $2.32

•	Same store net operating income growth in the fourth quarter was 3.5%; full year 2001 same store NOI growth was 6.3%

•	Acquisitions totaled $144.8 million of industrial property in the fourth quarter 2001; full year 2001 industrial acquisitions totaled $428.3 million and 6.8 million square feet. Full year 2001 dispositions were $193.4 million, totaling 3.2 million square feet

•	Repurchased all outstanding 8.75% Series C Redeemable Preferred Units for $115.7 million and 323,000 common shares for $7.6 million in the fourth quarter

         AMB Property Corporation reported earnings per fully diluted share (EPS) of $0.30 for the fourth quarter 2001 and $1.47 for the year ended December 31, 2001, reflecting an increase of 7.1% and 8.9%, respectively, from the same periods in 2000. Operating earnings per fully diluted share (Operating EPS), which excludes extraordinary items, preferred unit redemption premium and gains and losses on property dispositions and impairments, was $0.34 for the fourth quarter 2001, flat over the fourth quarter 2000 and $1.10 for the year ended December 31, 2001, reflecting a decrease of 17.3% from full year 2000. EPS and Operating EPS for the years ended December 31, 2001 and 2000 were negatively impacted by previously disclosed non-cash charges for impairment reserves on all of the company’s private equity investments in technology and e-commerce companies of $0.24 and $0.03 per share, respectively.

         Funds from Operations per fully diluted share and unit (FFOPS) rose to $0.74 for the fourth quarter 2001 and $2.37 for the full year 2001; a 23.3% and 2.2% increase, respectively, over the same periods in 2000. FFOPS for fourth quarter and full year 2001 include, respectively, $0.13 and $0.15 of net gains from Headlands Realty, the company’s subsidiary for development and redevelopment of projects held for sale. Full year 2001 and 2000 FFOPS was negatively impacted by non-cash charges for impairment reserves on all of the company’s private equity investments of $0.23 and $0.03, respectively.

         Internal growth, measured by same store cash basis net operating income, was 6.3% for the year and 3.5% for the quarter and was driven by strong rental increases as a result of leasing activity in both 2000 and 2001. For the entire industrial portfolio, the company had rental increases on renewals and rollovers of 4.3% and 20.4% for the fourth quarter and full year, respectively, and tenant retention of 65.0% and 66.8% for the fourth quarter and full year, respectively. Occupancy for the company’s industrial portfolio was at 94.5% as of December 31, 2001, down 210 basis points (bps) from the third quarter. The decline in occupancy during the quarter was in line with expectations and was primarily the result of vacancies related to a previously disclosed bankrupt tenant (86 bps), acquired vacancy (44 bps) and developments placed in service prior to stabilized occupancy (38 bps).

         During the full year 2001, AMB sold properties for an aggregate price of $193.4 million, totaling 3.2 million square feet, of less-strategic assets and assets in non-core markets, including $3.0 million, totaling 25,000 square feet, in the fourth quarter. Full year 2001 property acquisitions totaled $428.3 million and 6.8 million square feet, including $144.8 million in assets, totaling 2.3 million square feet, in the fourth quarter. Additionally, property contributions to co-investment ventures during the full year 2001 totaled $539.2 million.

         AMB placed in service 11 industrial developments and renovation projects during 2001, for a total of 2.3 million square feet and a total investment of $148.0 million, including four projects in the fourth quarter totaling 839,000 square feet for a total investment of $57.3 million. AMB’s current committed development pipeline, with deliveries through 2003, stands at $154.4 million and consists of 3.1 million square feet, of which $100.3 million, or 65%, has been funded to date and 54% has been preleased.

         AMB Investment Management, Inc. was renamed AMB Capital Partners, LLC as of January 1, 2002 to better reflect its role as a partner with private and institutional investors. AMB Capital Partners, LLC, a wholly owned subsidiary of AMB, raised $320 million in private equity capital during 2001.

         AMB repurchased 323,000 common shares for a total cost of $7.6 million during the fourth quarter at an average cost of $23.38 per share, bringing total share repurchases under the previously announced share repurchase plan to 2.8 million shares for a total price of $60.0 million, or an average cost of $21.17 per share. AMB’s Board of Directors approved a new $100 million common stock repurchase plan during the fourth quarter which will expire in December 2003; the new plan replaced the original plan, created in 1999, which expired in December 2001. In addition, the company repurchased all of its outstanding 8.75% Series C Cumulative Redeemable Preferred Limited Partnership Units for $115.7 million.

         AMB also announced the addition of Frank Wade and J. Thomas Mercer as Senior Vice Presidents. Mr. Wade, previously with a major international airport and logistics facility development consultation firm, will lead AMB’s international business development initiatives. Mr. Mercer has over 15 years of development experience with both public and private industrial development organizations and will be responsible for AMB’s customer-driven development opportunities.

         In addition, AMB announced three officer promotions: Daniel L. Anderson to Senior Vice President, Regional Manager; Gayle P. Starr to Senior Vice President, Capital Markets; and Fritz E. Wyler to Vice President, Customer Alliances.

         As of December 31, 2001, AMB owned, managed and had renovation and development projects totaling 94.1 million square feet and 1,017 buildings in 26 metropolitan markets.

Consolidated Balance Sheets
(dollars in thousands)

	As of

	December 31, 2001	September 30, 2001	June 30, 2001	March 31, 2001	December 31, 2000

Assets

Investments in real estate:

Total investments in properties	$4,530,711	$4,433,847	$4,361,498	$4,084,799	$4,026,597

Accumulated depreciation	(265,653)	(239,144)	(213,923)	(202,188)	(177,467)

Net investments in properties	4,265,058	4,194,703	4,147,575	3,882,611	3,849,130

Investment in unconsolidated joint ventures	71,097	85,707	83,865	85,317	80,432

Properties held for divestiture, net	157,174	106,054	96,209	236,746	197,146

Net investments in real estate	4,493,329	4,386,464	4,327,649	4,204,674	4,126,708

Cash and cash equivalents	81,732	256,872	176,584	152,224	42,722

Mortgage receivables	87,214	92,232	92,250	121,297	115,969

Accounts receivable, net	70,794	68,811	68,982	67,482	69,874

Investments in affiliated companies (1)	—	—	—	47,285	35,731

Investments in other companies, net	—	—	—	15,343	15,965

Other assets	27,824	27,245	56,700	29,839	18,657

	$4,760,893	$4,831,624	$4,722,165	$4,638,144	$4,425,626

Liabilities and Stockholders’ Equity

Secured debt	$1,220,164	$1,102,801	$1,058,247	$1,014,054	$940,276

Unsecured senior debt securities	780,000	780,000	755,000	755,000	680,000

Unsecured credit facility	12,000	—	—	94,000	216,000

Alliance Fund II credit facility	123,500	125,000	98,100	—	—

Other liabilities	138,601	197,377	201,031	177,915	147,042

Total liabilities	2,274,265	2,205,178	2,112,378	2,040,969	1,983,318

Minority interests:

Preferred units	275,987	381,834	342,966	342,911	318,053

Minority interests	458,299	477,224	476,937	457,372	356,325

Total minority interests	734,286	859,058	819,903	800,283	674,378

Stockholders’ equity:

Common stock	1,656,242	1,671,288	1,693,784	1,700,792	1,671,830

Preferred stock	96,100	96,100	96,100	96,100	96,100

Total stockholders’ equity	1,752,342	1,767,388	1,789,884	1,796,892	1,767,930

Total liabilities and stockholders’ equity	$4,760,893	$4,831,624	$4,722,165	$4,638,144	$4,425,626

(1)	On May 31, 2001, the Company acquired all of the voting stock of Headlands Realty and AMB Investment Management. The Company began consolidating Headlands Realty and AMB Investment Management for financial reporting purposes effective May 31, 2001.

Consolidated Statement of Operations
(dollars in thousands, except share data)

	For the Quarters Ended		For the Twelve Months Ended
	December 31,		December 31,

	2001	2000	2001	2000

Revenues

Rental revenues (1)	$146,641	$126,808	$568,066	$464,164

Equity in earnings of unconsolidated joint ventures	1,102	1,206	5,467	5,212

Investment management income	2,950	2,122	10,972	4,282

Interest and other income	3,835	4,898	16,340	6,549

Total revenues	154,528	135,034	600,845	480,207

Operating Expenses

Property operating	36,287	30,275	138,196	107,730

Interest, including amortization (2)	34,231	27,364	128,985	90,270

Depreciation and amortization	28,276	25,223	111,414	90,358

General, administrative, and other	9,640	6,428	35,820	23,750

Loss on investments in other companies	—	2,500	20,758	2,500

Total expenses	108,434	91,790	435,173	314,608

	46,094	43,244	165,672	165,599

Minority interests share of income:

Preferred units	(7,056)	(6,835)	(28,682)	(24,613)

Minority interests	(8,535)	(5,449)	(34,859)	(20,348)

Total minority interests	(15,591)	(12,284)	(63,541)	(44,961)

Gain (loss) from disposition of real estate, net of minority interests:

Gains on developments held for sale	11,828	—	13,169	—

Gain (loss) from disposition of real estate, net (3)	(10,073)	(5,076)	23,259	1,144

Total gain (loss) from disposition of real estate	1,755	(5,076)	36,428	1,144

Net income before extraordinary items	32,258	25,884	138,559	121,782

Extraordinary items (early debt extinguishments)	(255)	—	(606)	—

Net income	32,003	25,884	137,953	121,782

Preferred stock dividends	(2,125)	(2,125)	(8,500)	(8,500)

Preferred unit redemption premium	(4,400)	—	(4,400)	—

Net income available to common stockholders	$25,478	$23,759	$125,053	$113,282

Net income per common share:

Basic	$0.31	$0.28	$1.49	$1.35

Diluted	$0.30	$0.28	$1.47	$1.35

Weighted average common shares:

Basic	83,264,975	83,814,658	84,174,644	83,697,170

Diluted	84,338,812	84,528,547	85,214,066	84,155,306

(1)	Includes straight-line rents of $2,514 and $4,018 for the quarters and $10,093 and $10,203 for the twelve months ended December 31, 2001 and 2000, respectively.

(2)	Net of capitalized interest of $2,836 and $3,938 for the quarters and $13,650 and $15,461 for the twelve months ended December 31, 2001 and 2000, respectively.

(3)	Includes impairment write-downs on assets held for sale and other operating properties of $8.6 million and $5.9 million for the quarters and $18.6 million and $5.9 million for the twelve months ended December 31, 2001 and 2000, respectively.

Consolidated Statements of Funds from Operations
(dollars in thousands, except share data)

	For the Quarters Ended		For the Twelve Months Ended
	December 31,		December 31,

	2001	2000	2001	2000

Income from operations	$46,094	$43,244	$165,672	$165,599

Gains on developments held for sale	11,828	—	13,169	—

Real estate related depreciation and amortization:

Total depreciation and amortization	28,276	25,223	111,414	90,358

FF& E depreciation and ground lease amortization (1)	(507)	(257)	(1,963)	(1,114)

FFO attributable to minority interests (2)	(11,025)	(5,486)	(40,144)	(15,055)

Adjustments to derive FFO from unconsolidated JVs: (3) Company’s share of net income	(1,102)	(1,206)	(5,467)	(5,212)

Company’s share of FFO	1,526	1,700	8,014	7,188

Preferred stock dividends	(2,125)	(2,125)	(8,500)	(8,500)

Preferred units distributions	(7,056)	(6,835)	(28,682)	(24,613)

Funds from operations	$65,909	$54,258	$213,513	$208,651

FFO per common share and unit:

Basic	$0.75	$0.61	$2.40	$2.33

Diluted (4)	$0.74	$0.60	$2.37	$2.32

Weighted average common shares and units:

Basic	88,243,249	89,619,042	88,915,176	89,566,375

Diluted (4)	89,317,086	90,332,931	89,954,598	90,024,511

(1)	Ground lease amortization represents the amortization of the Company’s investments in ground leased properties, for which the Company does not have a purchase option.

(2)	Represents FFO attributable to minority interests in consolidated joint ventures whose interests are not exchangeable into common stock. The minority interest’s share of NOI for the quarters ended December 31, 2001 and 2000, was $20,587 and $8,042, respectively, and for the twelve months ended December 31, 2001 and 2000, was $65,010 and $24,979, respectively.

(3)	AMB’s share of NOI for the quarters ended December 31, 2001 and 2000, was $2,357 and $1,998, respectively, and for the twelve months ended December 31, 2001 and 2000, was $10,181 and $8,338, respectively.

(4)	Includes the dilutive effect of stock options.

Forward Looking Statements

         Some of the information included in this report contains forward-looking statements, such as statements pertaining to business strategies, earnings and results of operations and future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. In particular, a number of factors could cause our actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, risks arising from the California energy shortage, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2000 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date:	January 23, 2002	By: /s/ Tamra Browne Tamra Browne Vice President and General Counsel